EXHIBIT 10.6

FREMONT MUTUAL
INSURANCE COMPANY
933 E. Main Street, Fremont, MI 49412

THIS AGREEMENT, made this ____ day of _______, 200_, by and between the FREMONT MUTUAL INSURANCE COMPANY, A Michigan Corporation of Fremont, Michigan, hereinafter called the Company and the _______________________________________ of _______, Michigan, hereinafter called the Agent.

I.	AUTHORITY OF AGENT

A.

The Company appoints, and grants authority to the Agent to solicit and secure applications and to bind coverage, per authority granted in the agents manual, for the classes of insurance for which a commission is shown in the Commission Schedule attached, within the territory of _______ and vicinity.

B.

Nothing contained herein shall be construed to create the relationship of employer and employee between the Company and the Agent. Within the territory above the Agent shall be free to exercise his or her own judgment as to the persons from whom insurance will be solicited, and the time and place of solicitation.

C.

The Company may from time to time establish rules and regulations respecting the conduct of the business covered hereby, not interfering with freedom of action by the Agent. These rules and regulations shall be observed and conformed to by the Agent.

II.	AGENTS RESPONSIBILITIES

A.	All applications, daily reports, binders or requests for policy changes shall be forwarded to the Company within three (3) business days.

B.

Accounts of money due the Company on the business placed by Agent with the Company shall be paid to the Company monthly. The balance due the Company shall be paid not later than forty-five (45) days after the end of the month for which the account is rendered.

Money due the Agent shall be paid by the company not later than fifteen (15) days after the end of the month for which the amount became due.

C.	The Agency account shall be paid as rendered. Any corrections or differences will be corrected on the next month's Agency account.

D.

Any extension of time to the insured by the Agent for the premiums payable to the Company shall be at the sole risk of the Agent, who shall be accountable to the Company in accordance with the provisions contained in this agreement. The Agent shall refund commissions on canceled policies and on reductions in premiums at the same rate at which such commissions were originally paid.

E.

The Agent is the trustee for the Company of any monies received for the premiums on policies and of all supplies and other material in the Agent's possession pertaining to the Company's business. The Company shall have access at all reasonable times to the Agent's books and records for the purpose of determining any fact relating to money due the Company.

F.	The Agent shall not sponsor any advertisement in which the Company name is mentioned without prior written approval of the Company.

G.	The Agent agrees to maintain errors and omissions insurance for not less than $500,000.00.

H.

This Agreement is a personal agreement and shall not be sold or assigned. The Agent agrees to give advance notice to the Company of any sale or transfer of Agent's business, or its consolidation with a successor firm, in order that the Company may, at it's election:

1.	Enter into a new Agency Agreement with the successor, or

2.	Place in effect a Limited Agency Agreement with the successor which shall give the successor authority to service existing policies only.

III.	COMMISSIONS

A.	AGENCY BILL AGREEMENT

1.

In consideration of all services provided and to be provided by the Agent, Agent shall be entitled to retain as commissions from the premiums charged the percentages shown in the Commission Schedule in effect on the inception date of the policy.

2.	The Company reserves the right to revise and amend the rates of commission upon 90 days written notice to the Agent.

3.

The Agent and Company may wish to apply a rate of commission on a policy other than the rate of commission shown in the current Commission Schedule. In such cases, any commission rate mutually agreed upon by the Agent and the Company shall apply. Issuance of the policy by the Company and billing to the Agent at the revised rate shall be conclusive evidence of the Company's agreement to the revised rate. Acceptance of the policy and payment of the premium to the Company by the Agent at the revised rate of commission shall be conclusive evidence of the Agent's agreement to the revised rated.

B.	DIRECT BILL AGREEMENT

1.	The Company will direct bill all lines of business. Exceptions, if any:__________.

2.	The Company will issue all policies and endorsements.

3.	The Company will direct bill all premium charges.

4.	The Company will refund all net return premiums payable to the Agent or the insured or the mortgagee if the premium is paid by an escrow account.

C.	COMMISSION SCHEDULE

PERSONAL LINES	AGENCY BILL	DIRECT BILL
Dwellings Program	12%	12%
Homeowners, except Repair Cost	17%	15%
Repair Cost Homeowners	12%	12%
Mobilowners	17%	15%

COMMERCIAL LINES
Commercial Buildings and Contents	18%	18%
Commercial Multi-Peril	18%	18%
Commercial Lines Liability	18%	18%
Businessowners	16%	16%
Commercial Auto		15%

FARM, FARMOWNERS and COUNTRY ESTATE		15%

INLAND MARINE	16%	14%

MARINE
Boatowners	17%	17%
Yacht	15%	15%

UMBRELLA		15%

WORKER'S COMPENSATION
First $5,000 net written premium		10%
Over $5,000 net written premium		5%

AUTO
Operators 25 years & older not experience rated		14%
Operators under 25 years old not experience rated		10%
Operators 25 years & older experience rated
	Points
	2-3	7%
	4-5	6%
	6	5%
Operators under 25 years old experience rated		7%

Note 1: Whenever Liability or Inland Marine coverages are added to another policy, the commission rate for that policy applies.

Note 2: For Agents with annual Farm and Farmowners written premiums of $30,000 or more, the commission is increased 3%. For agents with annual Farm and Farmowners written premium of $10,000 or less, the commission is reduced 3%. Subsequent to 6-1-01, adjustment will be made annually and will be based on the December Production and Loss Statement.

Note 3: The commission rate on all lines written in a Group Program, except Repair Cost Homeowners, is reduced by 2%.

IV.	AUDIT PREMIUMS

If any additional premium developed by an audit or by reports of value cannot be collected by the agent, and if the agent notifies the Company within 45 days of the billing date of the additional premiums that the premium has not been collected, the Company will relieve the agent of responsibility for the collection. The Company shall then undertake direct collection, retaining the entire additional commission as reimbursement for its collection expenses.
V.	HOLD HARMLESS AGREEMENT

The Company agrees to assume all liability, including defense of the Agent, caused by loss or apparent loss to policyholders for error or omission in the billing or notification of renewal/expiration of Company-billed policies.
VI.	OWNERSHIP OF EXPIRATIONS DURING THE TERM OF THIS AGREEMENT AND FOLLOWING ITS TERMINATION

In case of termination of this Agreement, all premiums and other monies or securities collected or held on behalf of the Company shall become immediately due and payable. Provided such sums are promptly accounted for and paid to the Company, use and control of expirations shall remain with the agent; otherwise the Company shall have the right to dispose of the expirations to assist in liquidation of the indebtedness. If, in disposing of the expirations, the Company does not realize sufficient money to pay in full the Agent's indebtedness to the Company, the Agent shall remain liable for the balance of the indebtedness. Any amount realized in excess of indebtedness, less expenses of disposing of expirations and reasonable interest on overdue indebtedness, shall be paid to the Agent.
VII.	SUSPENSION

A.

If the Agent is delinquent, in either accounting or payment of any sums due the Company, or has violated the authority granted in this Agreement, the Company may by written notice to the Agent, suspend the Agent's authority to bind or write any new or renewal business or to increase the limits or to extend the term of any policy or bond without prior written agreement with the Company.

B.

The Agent shall not be suspended for current routine differences in the accounting records of the Agent and the Company which are minor in amount and do not involve the intentional withholding of premiums collected by the Agent.

C.	Should the Agent fail to maintain an office and reasonable service, such action may be regarded as an abrogation of this Agreement and the Company may regard this Agreement as void.

VIII.	TERMINATION

A.	In the event of termination for any reason, nothing in this agreement waives the Agent's responsibility for complying with Section II of this Agreement.

B.	This Agreement will terminate:

1.	Automatically if any public authority cancels or declines to renew the Agent's license or certificate of authority.

2.	Immediately upon either party giving written notice to the other in case of fraud, bankruptcy, insolvency, or gross and willful misconduct on the part of the other party.

3.	Immediately upon the Company giving the Agent written notice of termination for failure of the Agent to make premium accounting and payment as required by Section II of this Agreement.

4.

Automatically, on the effective date of sale, transfer or merger of the Agent's business. However, the Company may offer an Agency Agreement to any successor who meets the Company's requirements for appointment.

IX.	PROCEDURES OF TERMINATION

A.

For reasons other than stated in the previous paragraphs, either party may give not less than ninety (90) days written notice of termination to the other. In this case the following conditions will apply:

1.	The Agent's authority to solicit, bind, or execute contracts of insurance will cease as of the effective date of termination of the Agreement.

2.

Outstanding policies will be permitted to run to expiration or in the case of continuous policies, to the next annual anniversary date. This is subject to the right of the Company to cancel policies for cause, at any time.

3.	The Agent will continue to be authorized, subject to the underwriting rules and practices of the Company, to request any necessary changes in outstanding policies of insurance, provided that:

(a)	The expiration dates of such policies may not be extended by issuance of replacement policies or other means.

(b)	Limits of liability or coverages may not be increased without consent of the Company.

4.

The Company will provide the Agent upon request with a complete list of the existing policies, including their expiration dates. The Company will give appropriate notification to the insureds of its intention not to renew their policies.

5.	The Contingency Agreement ceases at notification of termination.

X.	LIMITED AGENCY AGREEMENT

A.

If this Agreement is terminated other than by automatic termination under Section VIII, Article 1, 2, or 4, the Company shall place in effect its Limited Agency Agreement. Under the terms and conditions of the Limited Agency Agreement:

1.	The Agent shall not have authority to solicit, bind or accept insurance for new or renewal business (unless otherwise required by law).

2.	Subject to the underwriting rules and practices of the Company, the Agent shall have the authority to:

(a)

Represent the Company for the sole purpose of servicing insurance contracts and/or bonds, placed by the Agent with the Company which are in force, or renewed at the Company's election after the effective date of termination of this Agreement.

(b)

Issue appropriate endorsements on contracts of insurance, or bonds (when so authorized by the Company), provided that such endorsements shall not increase the Company's liability or extend the term of any insurance contract or bond without prior approval of the Company.

3.

At the Agent's request, the Company shall authorize on terms acceptable to all parties, the reinsurance of all existing policies and/or bonds with another company selected by the Agent and approved by the Company. Approval shall not be unreasonably withheld. At such time, the Company agrees to promptly prepare a bordereau of the business reinsured.

4.	The Limited Agency Agreement shall end automatically on the expiration date of the last policy or bond in force with the Company on the effective date of termination of this Agreement.

XI.	MISCELLANEOUS PROVISIONS

A.

The Company's records or knowledge of names of policyholders and expiration dates shall not be referred nor communicated by the Company to any other Agent or person nor used by the Company for purposes of solicitation without express permission of the Agent.

B.	The Agency name shall be displayed prominently on all Company billings, renewal policies, renewal certificates and all other communications from Company to the insured.

C.	The Company shall obtain an Agent's Certificate of Authority for the Agent in the state in which the Agent is located.

D.	All provisions of this Agreement are binding on the Agent and all employees and associates of the Agent, whether licensed agents, solicitors or administrative staff.

E.	In the event of any dispute arising out of or under this Agreement between the Agent and the Company, the Company and Agent may mutually agree to use Arbitration as follows:

1.

There shall be three arbitrators, one shall be selected by the Company, the second by the agent and a third shall be selected by the two arbitrators. If the two arbitrators cannot agree on the selection of a third, a Judge of the Newaygo County, Michigan, Circuit Court, or of the County of the Agent's residence, shall be requested to appoint such the third arbitrator.

2.

The arbitration shall be conducted in accordance with the procedure outlined by the American Arbitration Association. The Agent and the Company shall pay the cost of their arbitrator and share equally in the expenses of the third.

3.	The determination of the arbitrators shall be final and binding upon the Agent and Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.

FREMONT MUTUAL INSURANCE COMPANY

BY

AGENCY NAME

BY

DATE:

ENDORSEMENT TO AGENCY CONTRACT
PROFIT SHARING AGREEMENT
OF
FREMONT MUTUAL INSURANCE COMPANY
Fremont, Michigan

In addition to the commissions provided for in the Agency Contract between Fremont Mutual Insurance Company, hereinafter called the Company and the _________________________________ Agency, hereinafter called the Agency, it is understood and agreed that the Company will pay to the Agency a profit sharing bonus on its business calculated according to the following formula:

If the Agent's 3 year "Profit Ratio" for a profit sharing period is 99.00% or less, the Agent shall be paid a share of agency profit based upon the table below.

PROFIT SHARING TABLE
CURRENT YEAR NET PREMIUM WRITTEN	PROFIT RATIO
	70 OR UNDER	70.01 - 75.00	75.01 - 80.00	80.01 - 85.00	85.01 - 90.00	90.01 - 95.00	95.01 - 99.00

75,000 TO 99,999	18	17	16	15	14	14	12
100,000 TO 199,999	24	22	20	20	20	20	12
200,000 TO 299,999	26	24	22	22	22	22	14
300,000 TO 399,999	28	26	24	22	22	22	16
400,000 TO 499,999	30	28	26	24	24	24	18
500,000 TO 749,999	32	30	28	26	26	26	20
OVER 750,000	34	32	30	28	28	28	22

A Volume Bonus is included in the table above.

Additionally, a "Current Year Profitability Bonus" is available, as follows if agency qualifies for profit sharing from above table:

Current year profit ratio of 80% or less = 2% of current year profit
Current year profit ratio of greater than 80 and less than or equal to 95 = 1% of current year profit.

Growth requirement:

A growth requirement of 10% is required to receive full payment of the Profit Share Bonus. If current year written premiums on the Production & Loss Report indicate growth of between 0% and 10%, the Profit Sharing Bonus will be reduced by 10%. If there is a reduction in premium written the Profit Share Bonus will be reduced by 25% and no Current Year Bonus will be paid.

It is understood and agreed that:
1 -	The Company's records shall be the basis for determining the profit sharing bonus.

2 -

The profit sharing is payable if the Agency net premium written for the period is $100,000 or more. Newly appointed agents will be allowed 3 years to meet the threshold, and must meet the following premium requirements:

1st year	$75,000
2nd year	$90,000
3rd year	$100,000

3 -

The rendering by the Company of a Past Due notice to an agency on any monthly account current shall be the evidence that payment of its account current is past due. Agency bill accounts are due 45 days after the date printed on the invoice. Past due payment of the monthly account may result in a reduction of 1/12 of the profit sharing bonus for the first past due, an additional 1/12 for the second past due, and the elimination of the total profit sharing bonus after the third past due during the calendar year.

4 -	The profit sharing period shall be the calendar year.

FORMULA

The "Profit Ratio" is defined as the ratio of Outgo to Income.

Income:

         Income shall consist of the following items:
1 -	Earned premium for calendar year per the Agency Production Report.

2 -	The income from the two immediately preceding calendar years profit share calculation.

Outgo:

         Outgo shall consist of the following items:
1 -	45% of net premiums during the current profit sharing period for company expenses, including commissions, and profit.

2 -	Incurred losses per Agent's Production Report.

3 -	Dividends (if any) allowed or paid during the profit sharing period.

4 -	Outgo from the two immediately preceding calendar years.

*5 -	The company will apply a stop loss limit of $175,000 for property claims and $250,000 for liability claims to any one loss and will apply on a per policy basis.

It is further agreed:

1 -

That at the expiration of the profit sharing period the Company will, within a reasonable time, calculate the profit sharing amount and will remit the amount found to be due, if any, to the Agency provided all premiums and all other indebtedness due the Company has been paid.

2 -	No credit for a profit sharing amount due or claimed shall be made on the Agent's Account without specific authorization from the Company.

3 -	All premium on the Company's books shall be included whether produced by the Agency or assigned to it or acquired from another agency.

4 -

That this agreement shall continue in force until terminated by either party upon written notice to the other party or by termination of the Agency Agreement. If this Agreement is terminated during a profit sharing period, no profit sharing bonus shall be computed nor considered earned during this profit sharing period.

5-

If, at the time the profit sharing commission is calculated, the Agency is in arrears as to the payment to the Company of its account, the Company may apply any profit sharing commission which may be due the Agency toward the payment of its account which is in arrears.

6 -	This agreement supersedes all prior Profit Sharing Agreements.

7 -	The Company retains the right to change the contract at any time.

IN WITNESS WHEREOF, This Agreement is effective _________, 200___.

FREMONT MUTUAL INSURANCE COMPANY

By

(Agent)